UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.
(Name of Registrant as Specified in Its Charter)

Cove Partners III LLC Michael Ashner John Alba
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Cove Partners III LLC, together with the other participants named herein (collectively, “Cove Partners”), has filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes against the proposals made by American Realty Capital New York City REIT, Inc., a Maryland corporation (the “Company”), to amend the Company’s Charter at the upcoming 2017 Annual Meeting of Shareholders, which has been adjourned to September 7, 2017, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On August 17, 2017, Cove Partners issued the following press release, which includes the full text of a letter issued to the Company’s shareholders:

COVE PARTNERS FILES DEFINITIVE PROXY MATERIALS AND DELIVERS LETTER TO
American Realty Capital New York City REIT SHAREHOLDERS

Believes Proposed Amendments to Company’s Charter Eliminate Valuable Shareholder Protections and Open the Door for Unfettered Control by External Advisor

Expresses Concerns with the Company’s Continuous Adjournment of the Annual Meeting to Solicit Votes to Approve Charter Amendments that Shareholders Have Already Rejected

Urges Shareholders to Vote “AGAINST” the Shareholder-Unfriendly Proposals at Upcoming Annual Meeting on the BLUE Proxy Card

NEW YORK – August 17, 2017 - Cove Partners III LLC, a shareholder of American Realty Capital New York City REIT, Inc. (“ARC-NYRT” or the “Company”), announced today that it has filed definitive proxy materials with the Securities and Exchange Commission and has issued an open letter to ARC-NYRT shareholders urging them to once again vote against the Company’s proposals to amend the Charter at the upcoming 2017 Annual Meeting of Shareholders, which has been adjourned to September 7, 2017.

The full text of the letter follows below:

PROTECT YOUR RIGHTS! VOTE AGAINST PROPOSALS 3-11 AT THE ADJOURNED ANNUAL MEETING ON SEPTEMBER 7th. ONLY YOUR LATEST DATED VOTE COUNTS.

August 17, 2017

Dear Fellow Shareholders:

For the FOURTH TIME the Board of Directors (the “Board”) of our company American Realty Capital New York City REIT, Inc. (“ARC-NYRT” or the “Company”) is asking you to vote on proposals to amend its Charter which shareholders have already rejected THREE TIMES. These proposals are designed to reduce or eliminate valuable shareholder protections currently built into the Charter and open the door for unlimited and unfettered control by the Company’s external advisor. PLEASE VOTE NO. If you have already voted for any of these shareholder-unfriendly proposals, a later dated BLUE Proxy Card voting AGAINST these proposals will cancel your prior vote. You may vote by Internet or Telephone by following the enclosed instructions.

It is not surprising that the Board has repeatedly adjourned the 2017 Annual Meeting of Shareholders, now scheduled for September 7, 2017, in an effort to gain passage of the Charter amendments given that it engaged in a similar pattern of adjournment at last year’s annual meeting with respect to nearly the same Charter amendments. To continuously delay a vote two years in a row, solely because of dissatisfaction with the potential outcome, flies in the face of proper corporate governance and impermissibly interferes with your shareholder rights. These actions are driven by a Board hand-picked by Nick Schorsch and his external manager, whose controlled advisory companies have had serious legal and regulatory issues, including Realty Capital Securities, LLC, a Schorsch-affiliated entity and former dealer manager of the Company, which was charged with voter fraud and improper solicitation in connection with its efforts to obtain shareholder approval of a proposed deal to buy real estate assets from Nick Schorsch.1

This Board simply cannot be trusted.  Each and every one of these proposals seeks to undermine statutory safeguards provided to you by your state securities administrators under the NASAA guidelines which were established to protect you against the potential abuse and devaluation of your investment by unscrupulous managers. The intent of these proposals is just that – to reduce or eliminate your rights as a shareholder and to shift value from you to the Schorsch-controlled sponsors of ARC-NYRT.

Stop this Schorsch hand-picked Board from continuously ignoring the will of its shareholders and from wasting Company money - your money - to solicit approval of proposals that eliminate your important shareholder rights and run counter to your statutory protections.

•	VOTE NO on the proposal eliminating the Board’s stated fiduciary obligation to you, a shareholder, including the specific fiduciary duty to supervise the relationship with the Company’s Schorsch-controlled advisor.
•	VOTE NO on the proposal allowing the Board to extend the advisory agreement with the Schorsch-controlled advisor for an indefinite period of time, eliminating its current restriction to one-year renewals. Mr. Schorsch has a habit of turning his advisory company one-year agreements into 20-year agreements which would materially reduce the value of your shares.
•	VOTE NO on the proposal eliminating the present 60-day termination right embedded in the Schorsch-controlled advisory agreement.
•	VOTE NO on the proposal limiting shareholders’ current access, your access, to the books and records of the Company.
•	VOTE NO on the proposal permitting the Board to unilaterally interpret the Charter, through which your protections are established. Vote to keep the state-mandated NASAA guidelines designed to protect you, shareholders of ARC-NYRT, in place.

1 In the Matter of: Realty Capital Securities LLC, case number E-2015-0034. See also articles titled “Bad News for Nicholas Schorsch’s RCS Capital Corp. (RCAP)” and “RCAP Settles Proxy Fraud Allegations With Massachusetts for $3M, Shuts Down Wholesaling REIT Brokerage Division” available at http://financialcounselblog.com/post/134920522279/bad-news-for-nicholas-schorschs-rcs-capital-corp and https://www.stockbrokerfraudblog.com/2015/12/rcap_settles_proxy_fraud_alleg.html, respectively.

•	VOTE NO on the proposal allowing the Board to privately sell shares in your company, which could chill good faith purchase offers for ARC-NYRT.
•	VOTE NO on the proposal eliminating the current ability of 10% of shareholders to call a special meeting, giving the Board unfettered authority to increase this threshold by 5x - a significantly higher and in our view, impracticable threshold to achieve.
•	VOTE NO on the proposals eliminating the current shareholder majority voting requirement before the Board can take specified actions unilaterally. But for these current protections, the Board would likely have adopted these proposals without seeking a shareholder vote.
•	VOTE NO on the proposal eliminating the current “independent director” requirement as presently stated in the Charter. Why let this Board diminish its accountability to you?
•	VOTE NO on the proposal which would eliminate from the “relevant experience” requirement for independent directors to have prior real estate experience. Is the Board seeking directors with “irrelevant experience” or perhaps “relevant inexperience”?
•	VOTE NO on the proposal permitting the Board to pursue non-real estate investments. After all – we invested in a real estate company, not a solar panel vehicle or whatever else might strike their fancy.
•	VOTE NO on the proposal eliminating the requirement of a liquidation of the Company if your shares are not publicly registered for trading within 6 years. Approve this and we fear you may never see your investment returned.

In our view, every one of these proposals takes value from you, the true owners of the Company. Do not be misled – if this Board was truly interested in protecting shareholders’ best interests, why would you be asked to vote on Charter amendments for a FOURTH time after you have made your will known.

These proposals ultimately seek to transfer valuable shareholder rights into the hands of the Schorsch hand-picked Board and indirectly, the Schorsch-controlled external advisor. These proposals make the foxes sheriffs of the henhouse and in our view, represent entrenchment at its core. VOTE NO TO ALL OF THEM.

Make the Board live up to its promised commitments when you were sold your shares for $25 (now worth $21.25, according to them). If you want to retain the ability to select and hold the Board and its management team accountable, then you must vote against all of these shareholder-unfriendly proposals at the upcoming 2017 Annual Meeting.

PROTECT THE VALUE OF YOUR INVESTMENT AND YOUR RIGHTS. DON’T BE BAMBOOZLED! VOTE AGAINST THESE CHARTER AMENDMENTS TODAY!

About Cove Partners III LLC

Cove Partners III LLC is a private company which invests in real-estate companies.

Contacts:

Cove Partners III LLC

Michael Ashner, mashner@winthropcapital.com

John Alba, jalba@winthropcapital.com

516-822-0022

Saratoga Proxy Consulting LLC

John Ferguson

info@saratogaproxy.com

(212) 257-1311 or Toll-Free (888) 368-0379

Additional Information

Cove Partners III LLC, Michael Ashner and John Alba (collectively, “Cove Partners”) have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies in connection with the 2017 annual meeting of shareholders (the “Annual Meeting”) of American Realty Capital New York City REIT, Inc. (the “Company”). Shareholders are advised to read the proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in Cove Partners’ proxy solicitation. These materials and other materials filed by Cove Partners with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Cove Partners with the SEC are also available, without charge, by directing a request to Cove Partners’ proxy solicitor, Saratoga Proxy Consulting LLC, at its toll-free number (888) 368-0379 or via email at info@saratogaproxy.com.